(a)(30)

ING SERIES FUND, INC.

ARTICLES SUPPLEMENTARY

ING SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The total number of shares of stock that the Corporation has authority to issue is sixteen billion (16,000,000,000) shares of Capital Stock with a par value of one-tenth of one cent ($0.001) per share, having an aggregate par value of sixteen million dollars ($16,000,000).

SECOND: At its October 15, 2008 meeting and pursuant to the authority expressly vested in it by Section SECOND Eleventh and Twelfth of the Corporation’s Articles of Amendment and Restatement (the “Charter”), the Board of Directors (the “Board”) of the Corporation, acting in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “MGCL”), adopted resolutions increasing the total number of shares of stock that the Corporation shall have authority to issue to twenty two billion (22,000,000,000) shares of Capital Stock, with a par value of one-tenth of one cent ($0.001) per share, having an aggregate par value of twenty two million dollars ($22,000,000).

THIRD: The Board, at its meeting held on October 15, 2008, further adopted resolutions designating and classifying five billion (5,000,000,000) shares of capital stock of the Corporation as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING U.S. Government Money Market Fund	Class A	1,000,000,000
	Class B	1,000,000,000
	Class C	1,000,000,000
	Class I	1,000,000,000
	Class O	1,000,000,000

FOURTH: The shares of such Series designated and classified in Article THIRD of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in Section SECOND Seventh and Eighth of, and elsewhere in, and shall be subject to all provisions of, the Corporation’s Charter.

FIFTH: The shares of the Corporation classified pursuant to Article THIRD of these Articles Supplementary have been so classified by the Board under the authority contained in Section SECOND Eleventh and Twelfth of the Charter.

SIXTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had authority to issue sixteen billion (16,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of sixteen million dollars ($16,000,000), of which the Board had designated and classified thirteen billion, three hundred million (13,300,000,000) shares as follows:

Name of Series	Name of Class of Series	Number of Shares Allocated
ING 130/30 Fundamental Research Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
ING Alternative Beta Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class W	100,000,000
ING Balanced Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
ING Corporate Leaders 100 Fund	Class A	100,000,000
	Class B	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Class C	100,000,000
	Class I	100,000,000
	Class W	100,000,000
ING Global Target Payment Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class W	100,000,000
ING Global Science and Technology Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
ING Growth and Income Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
ING Index Plus LargeCap Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Class O	100,000,000
	Class R	100,000,000
ING Index Plus MidCap Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
ING Index Plus SmallCap Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
	Class R	100,000,000
ING Money Market Fund	Class A	1,000,000,000
	Class B	1,000,000,000
	Class C	1,000,000,000
	Class I	1,000,000,000
	Class O	1,000,000,000
ING Small Company Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000

Name of Series	Name of Class of Series	Number of Shares Allocated
	Class I	100,000,000
	Class O	100,000,000
ING Strategic Allocation Conservative Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
ING Strategic Allocation Growth Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
ING Strategic Allocation Moderate Fund	Class A	100,000,000
	Class B	100,000,000
	Class C	100,000,000
	Class I	100,000,000
	Class O	100,000,000
ING Tactical Asset Allocation Fund	Class I	100,000,000
Brokerage Cash Reserves		1,000,000,000

SEVENTH: Immediately following the effectiveness of the increase in the number of authorized shares set forth in Article SECOND and the classification and designation of shares set forth in Article THIRD of these Articles Supplementary, the Corporation will have authority to issue twenty two billion (22,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of twenty two million dollars ($22,000,000), of which the Board has designated and classified eighteen billion, three hundred million (18,300,000,000) shares as set forth in Articles THIRD and SIXTH of these Articles Supplementary and of which three billion, seven hundred million (3,700,000,000) shares remain unclassified.

IN WITNESS WHEREOF, ING Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

WITNESS:		ING Series Fund, Inc.

	/s/ Theresa K. Kelety		/s/ Todd Modic
Name:	Theresa K. Kelety	Name:	Todd Modic
Title:	Secretary	Title:	Senior Vice President

Dated: October 15, 2008